Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form 10 of Genie Energy Ltd. of our report dated October 6, 2011 on our audits of the consolidated balance sheets of Genie Energy Ltd. as of July 31, 2011 and 2010, and the related consolidated statements of operations, equity, and cash flows for each of the years in the three-year period ended July 31, 2011, included in this Form 10.

/s/ Zwick and Banyai, PLLC
Zwick and Banyai, PLLC
Southfield, Michigan

October 6, 2011